On the below stated day, month and year

Severoeeske teplarny, a.s.
having registered office in Most, J. Seiferta 2179,
represented on the basis of written power of attorney by the Chairman of the Board of Directors,
Mr. Josef  VAN URA, living at Jirkov, 5. kvitna 1512
IEO: 46708065
DIE: 206-46708065
Banking connection KB Most, account number 15509-491/0100
(hereinafter only SET)
on the one hand
                                       and
Municipality of Braoany
represented by the mayor  of the municipality
Mr. Miroslav Antala, living at Braoany 146
IEO: 26 58 45
Banking  connection   Komereni  banka  Most,   account   number   2927-491/0100
(hereinafter only Municipality)
on the other hand

(hereinafter only the "partners")
have concluded  the following


                              PARTNERSHIP AGREEMENT
                  on establishment of limited liability company

                                   P A R T I.

                                    Article 1
                            Introductory Stipulations

The partners hereby establish a limited liability company (hereinafter only the "Company") under the conditions as stated by Commercial Code and this partnership agreement.

                                    Article 2
                                  Company name

Company name is as follows:  Teplo Braoany, spol. s r.o.

                                    Article 3
                                Registered Office

Registered office of the Company is at Braoany, Bilinska 76, zip code 435 22

                                    Article 4
                                 Company Period

The Company has been established for indefinite period.

                                    Article 5
                   Acting and Signing on behalf of the Company

1.       Two managers are the statutory body of the Company.

2.       Both of them act on behalf of the Company jointly.

3. Both the managers have right to act on behalf of the Company in all matters that have not been assigned to general meeting by the law or reserved by the general meeting itself.

4. Signing on behalf of the company is performed in such a way that both company managers put their signatures to the company name.

                                    Article 6
                                Company Managers

The first managers of the Company are as follows:

Roman Jiruska, living at Probo tov, Okru ni 354, birth-certificate number 65 05 08/1748

Vlastimil Krupka, living at Braoany, birth-certificate number 51 08 08/169

                                    Article 7
                                Scope of Business

Scope of business of the Company is as follows:



1) generation, purchase, distribution and sale of heat and hot service water and related services

2)       commercial activity - purchase of goods to be sold and sale of goods



                                    Article 8
                                  Basic Capital

Basic capital of the Company is equal to CZK 100,000 (one hundred Czech crowns).



                                    PART II.


                                    Article 9
                Partners Contributions and Deposit Administrator


The  basic  capital  of  the  Company   consists  of  the  following   partners'
contributions:



1. SET: monetary contribution of CZK 49,000 (forty nine thousand crowns) to be handed over or transferred through a money order to the deposit administrator within 14 days from signature of this agreement.

2. Municipality: monetary contribution of CZK 51,000 (fifty one thousand crowns) to be handed over or transferred through a money order to the deposit administrator within 14 days from signature of this agreement.

3.       The   municipality   of  Braoany   was   mutually   agreed  as  deposit
         administrator.



                                   Article 10
                           Business Shares of Partners

1. Business share of a partner represents the right and obligations of the partner and corresponding participation of the partner in the Company.

2. Each partner can have only one business share, irrespective of to how many contributions it will oblige itself.

3. Business share can be divided only on its transfer to a legal successor. The division is conditioned by the general meeting consent.

4. With consent of the general meeting the partner may transfer its business share to another partner or other person.

5. The contract of transfer of business share must be made in writing, while the acquirer, if he is not the partner, shall declare that he joins the partnership agreement. The signatures must be formally verified.

6. On cessation of the legal entity that is a partner, its business share comes to its legal successor.

7. The partners hereof have the priority in taking over the business share of other partner proportionally to their existing business shares. They shall enforce this right not later than thirty days from the date of written notification by a partner of intention to transfer the business share.



                                   Article 11
                       Rights and Obligations of Partners


1. The partner shall pay the contribution in the amount and in terms as stated herein.

2. Another partner can join the company after consent of the general meeting. The new partner shall pay the contribution in agreed amount, and that within three months from his entry into the Company. If the partner does not pay the contribution in stated term, he shall pay the penalty in the amount of 20% out of the sum unpaid.

3. The partners exercise their rights related to company management and control at the general meeting through their authorized representatives.

4. The partners may ask the managers to give them the information on all matters of the Company, and have the right to examine all documents of the Company.

5. The partners have the right to profit sharing proportionally to their contributions paid. The profit sharing is determined only after completion of the reserve fund. The partners shall return the profit share paid at variance with stipulations of the Commercial Code or wording of the partnership agreement.

6. The partners cannot ask for return of their contributions for the company period.

7. Each of the partners shall contribute to activity and development of the Company according to its abilities, protect goodwill of the Company, and take care of increase of the Company assets.

8. Each of the partners has the right to:

a)  a duplicate of the yearly financial statements;

b)  examine the accounting books and documents of the Company.

9. Each of the partners is entitled to compensation of expenses incurred to it purposefully on behalf of the Company.

10. The Company is liable towards its creditors for its obligations by its all property.

11. Until the Company is registered in the trade register, the partners shall be liable for obligations taken over on behalf of the Company severally and jointly.

12. Each of the partners has the right:

a) to take part in the general meeting;

b) to require explanations;

c) to put forward comments;

d) to vote on proposals submitted.

13. The partner exercises its vote at the general meeting, and that through its authorized representative. The power of attorney shall always be written, and valid only for the agenda of one general meeting. The power of attorney shall be handed over prior to the meeting and must also be filed with the original minutes of the general meeting.

                                   Article 12
                      Management and Bodies of the Company



1. The general meeting is the highest body of the Company.

2. The statutory body of the Company are two managers, who are authorized to act on behalf of the Company in the way as stated in Article 5.

3. Both the managers act on behalf of the Company in legal or other proceedings. If the managers themselves are subject to a suit, the general meeting appoints the company representatives.



                                   Article 13
                                 General Meeting



1. The scope of the general meeting is as follows:

a) approval or refusal of acts made by the founders prior to origin of the Company;

b) approval of yearly financial statements, distribution of profits and settlement of losses;

c) decision-making on change of the partnership agreement;

d) decision-making on Company winding up;

e) decision-making on increase/decrease of the basic capital or on the value of a non-monetary deposit

f) appointment, withdrawal and remuneration of the Company managers;

g) proposal for expulsion of a partner;

h) review and approval of:

         - business policy;

         - financial policy;

         - conception and strategy of the Company development;

         - long-term plans;

         - organizational order, rules of management and remuneration system as submitted by the manager;

i) decision-making on entry of a new partner into the Company;

j) decision-making on entry of the Company into another company;

k) decision-making on transformation of the Company into other form of commercial partnership.

2. A notarial  record shall be made of the decisions  taken according to letters
a), c), d) and e).

3. The partner takes part in the general meeting through its authorized representative on the basis of power of attorney. The vote of authorized representative of the municipality becomes effective by its ratification by the municipality board within 10 days after the general meeting, while the ratification must be delivered to the company manager. Failure in meeting the term shall mean that the general meeting's decision is valid.

4. The general meeting shall be called by the company managers at least once a year. The term and agenda of the general meeting shall be stated by the managers taking into account written suggestions of the partners.

5. The Company managers shall summon an extraordinary general meeting in the following cases:

a) the Company has lost a third of its basic capital;

b) the Company has been insolvent for more than 2 months;

c) if it is required by the partners. However, if the Company managers do not call the general meeting within a month from delivery of the request to do it, the partners have the right to call the general meeting themselves.

d) if the reserve fund gets under a half compared with its level by the date of the last general meeting.

6. The general meeting term and agenda shall be notified to the partners at least 15 days before the general meeting by a written invitation.

7. The general meeting has a quorum if both the partners take part in it through their authorized representatives. The approval of both partners is required to make a decision of the general meeting according to Article 13 p. 1 letter a),
b), c), d), e), f), h), with the exception of voting on non-monetary deposit of a partner. Other matters are decided by simple majority, while Municipality has two votes and SEZ one vote.

8. If the general meeting called has not a quorum, a new general meeting shall be called according to the rules stated for the original general meeting.

9. The voting is made by acclamation.

10. Each partner or manager can ask, within three months, a court to claim invalidity of general meeting decision, if it is at variance with legal regulations or partnership agreement.

11. Each partner has the right to claim for compensation of damages on behalf of the Company toward a manager or both managers who are liable for the damage caused by them to the Company.

12. The partners can make decisions also outside the general meeting. If it is the case, the manager submits the draft decision to partners for written statements. If a partner does not make a statement within 15 days, it means it does not agree.

13. The partners which take part in the general meeting through their authorized representatives shall be signed in the list of persons present, wherein the following must be stated:

a) company name/name of the partner, birth-certificate/registration number
   (IEO), domicile/registered office of the partner;

b) authorized representative first name, surname and permanent address;

c) authorized representative signature.

14. The general meeting is presided over by one of the Company managers.

15. The minutes of the general meeting must be made within 15 days from the meeting and signed by authorized representatives and manager, who presided over the general meeting.

The minutes must include:

a) company name and registered office/place of business;

b) place and time of the general meeting;

c) general meeting agenda;

d) name of chairman;

e) name of secretary;

f) important events in course of the meeting;

- statements made;

- written reports;

- basic opinions and protests of the partners;

g) general meeting decisions with specification of reservation or protest of a partner on its demand.

16. The minutes of the general meeting shall be given to both partners. The original will be stored in the Company files together with the list of the persons present. On demand of any of the partners the authorized personnel shall make a copy or extract of the general meeting minutes.

17. The general meeting can charge other bodies of the Company or other persons with performing its certain rights.



                                   Article 14
                       Rights and Obligations of Managers



1. The managers are appointed by the general meeting out of the partners or other persons.

2. The managers have the following duties:

a) to ensure Company management in all matters that are not in the scope of the other bodies of the Company;

b) to submit proposals and recommendations to the other bodies of the Company;

c) to attend the general meeting in an advisory capacity and give relevant explanations;

d) to appoint and withdraw the managers of internal organizations of the Company;

e) to handle the labour law agenda of the Company including decision-making on wage matters;

f) to perform the functions they have been charged with by the other bodies of the Company;

g) to perform the functions necessary to fulfilment of the tasks resulting from common legal regulations and rules of management of the Company;

h) to keep the interests of the Company thoroughly;

i) to receive credits following prior consent of the general meeting;

j) to select independent auditors/audit companies to audit yearly financial statements of the Company following prior consent of the general meeting.

3. The Company managers shall ensure:

a) keeping proper records and accounting;

b) keeping a list of partners;

c) information on the Company matters for the partners;

d) elaboration of materials to:

- business policy;

- financial policy;

- conception and strategy of development;

- long-term planning;

- changes and amendments of organizational order, management system and rules.

4. The ban on competition shall apply to the Company managers in accordance with ss. 136 and ss. 135 p. 2 of the Commercial Code.

5. Each of the Company managers decides individually in business cases under the value of CZK 100,000. If the value exceeds CZK 100,000, a consent of both Company managers is needed. The consent of both partners is required for the value over CZK 1,000,000.

6. The proposal for Company registration in the trade register shall be submitted and signed by both managers.


                                   Article 15
                                Supervisory Board



The Company does not establish a supervisory board on its foundation.



                                   Article 16
                             Basic Capital Increase



1. The general meeting can take decision on increase of the basic capital of the Company in case that then monetary contributions have been fully paid up. The basic capital increase is allowed only by non-monetary deposits until all monetary contributions are fully paid up.

2. Basic capital increase by non-monetary deposits is allowed on the basis of the general meeting's decision in the following cases:

a) duty of additional payment of present partners according to the volume of their shares;

b) contribution of a new partner;

c) transfer of company assets exceeding the basic capital of the Company to its basic capital.

3. The proposal for basic capital increase can be put forward by either partner. The notification of convocation of the general meeting which agenda will include the basic capital increase shall contain the following data:

a) reason of the proposal for basic capital increase;

b) method of increase;

c) value of increase;

d) proposal of changes in the partnership agreement.

4. New partners shall explicitly state in the written statement of their contributions that they enter the Company according to the valid partnership agreement. The signatures of new partners must be formally verified.

5. The Company managers shall submit the proposal for basic capital increase to the trade register without unreasonable delay.

6. The Company managers shall inform all partners of decision of the trade register court and of relevant changes in the partnership agreement resulting from it within 30 days from the date of delivery of the register court's decision.

7. The basic capital increase becomes effective on the date of its entry in the trade register by relevant court.



                                   Article 17
                             Basic Capital Decrease



1. The general meeting can take decision on decrease of the basic capital of the Company, while the level of the basic capital and the level of contribution of an individual partner must not drop under the value stated by the law.

3. The proposal for basic capital decrease can be put forward by either partner. The notification of convocation of the general meeting which agenda will include the basic capital decrease shall contain the following data:

a) reason of the proposal for basic capital decrease;

b) method of increase;

c) the maximum value of decrease;

d) proposal of changes in the partnership agreement.

3. The basic capital decrease will be divided among the individual partners proportionally to their contributions. At the same time the stipulation of
Article 19 p. 1 shall apply.

4. The Company manager shall publish the basic capital decrease and its amount within 15 days following the general meeting decision twice, with time interval of 30 days between individual notifications. In the notification the creditors shall be invited to enforce their debts within 90 days from the last notification.

5. On general meeting decision on basic capital decrease it must be decided what guarantees will be given by the Company to its creditors, who claim their debts in time, or how their debts will be satisfied.

6. The Company managers shall submit the proposal for basic capital decrease and making changes in the partnership agreement to the trade register without unreasonable delay.

7. The basic capital decrease becomes effective on the date of its entry in the trade register by relevant court.



                                   Article 18
                Financial Management, Accounting and Reserve Fund



1. The principles of financial management of the Company are subject to the law on accounting.

2. Both yearly financial statements and extraordinary financial statements are performed and subject to audit according to common legal regulations.

3. The Company elaborates and provides the relevant authorities reports of its activities according to common legal regulations.

4. The Company creates a reserve fund in compliance with ss. 124 of the Commercial Code.

5. The reserve fund is completed in compliance with ss. 124 of the Commercial Code until the level corresponding to at least 10% of basic capital its achieved.

6. The Company managers make decision on use of the reserve fund to cover the Company losses or for actions to overcome unfavourable course of economy of the Company.



                                   Article 19
             Cessation of Participation of a Partner in the Company



1. Participation of a partner in the Company ceases to exist by:

a) cessation of the legal entity;

b) transfer of business share;

c) cancellation of the participation by a court;

d) an agreement.

2. Neither partner has the right to withdraw unilaterally from the Company. It can transfer its business share to the other partner or another person with the general meeting's consent.

3. The partner can propose the court to cancel its participation in the Company, if it is not justifiably possible to require its persistence in the Company.

4. The cessation of participation of a partner in the Company will also be caused by declaration of bankruptcy over the partner's assets or refusal of the petition in bankruptcy due to insufficient assets of the partner.

5. The Company can require before the court expulsion of a partner who breaks its obligations in a serious way although it has been called to meet them and informed of its possible expulsion in writing.

6. The partner which participation in the Company was cancelled by the court, who was expelled or agreed upon termination of its participation in the Company has the right for settlement of its share by money or other property in the same value payable within 3 months from acceptance of extraordinary financial statements. The same right is given to the partner's legal successor, if no business share was transferred to him.

7. The settlement share is calculated by the ratio of the paid up contribution of the partner which participation in the Company ceased to the paid up contribution of the other partner.



                                   Article 20
                       Company Winding up and Liquidation



1. The Company is wound up by the following acts:

a) general meeting decision on Company winding up;

b) court decision on company winding up;

c) general meeting decision on merge, fuse or division of the Company or on its transformation into another form of commercial partnership;

d) discharge in bankruptcy due to fulfilment of settlement resolution or due to the reason that the Company assets is not sufficient to cover the bankruptcy proceeding costs, or refusal of proposal for declaration of bankruptcy due to insufficient assets.

2. Prior to liquidation of the Company the general meeting shall appoint a liquidator with the exception of p. 1b), when the liquidator is appointed by a court. On company winding up with liquidation, either partner has the right to share in the liquidation balance that is calculated analogously to the settlement share.

3. The Company ceases by its removal from the trade register.



                                    PART III.

                                   Article 21
                               Final Stipulations



1.       Each partner has one vote at initial general meeting.

2. If not stated otherwise in this agreement, the other matters shall be subject to stipulations of Commercial Code or Civil Code and related common mandatory legal regulations.

3. Consent of both partners is necessary to amend the partnership agreement.





                                   Article 22
                    Number of Copies and Specimen Signatures



1. This agreement has been elaborated in 8 duplicates. Each of the partners is given two of them; another two duplicates will be filed with the trade register, and the remaining two will be filed in the files of the Company.

2. The signatures of partners put below the agreement serve simultaneously as specimen signatures.



As evidence of the truth of the above said the partners and both manager of the Company put their signatures herein before the body stated by law for verification of the signatures.





At illegible  November 18, 1997





 ............................                    .............................

         1st partner                                      1st manager





 ............................                     .............................

         2nd partner                                      2nd manager





Verification of signatures by state notaries